                                                                    EXHIBIT 4.1



THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                                   ----------

                           CONVERTIBLE PROMISSORY NOTE

                                       OF

                             QUENTRA NETWORKS, INC.

$1,848,000                                                     October 6, 2000

         This Convertible Promissory Note (this "NOTE") is made and delivered as of October 6, 2000, by Quentra Networks, Inc., a Delaware corporation f/k/a Coyote Network Systems, Inc. ("COMPANY") with its principal executive offices at 1640 S. Sepulveda Boulevard, Suite 222, Los Angeles, CA 90025, and Omega Capital Partners, L.P., a Delaware limited partnership ("HOLDER"), with its principal address: c/o Omega Advisors, Inc., Wall Street Plaza, 88 Pine Street, 31st Floor, New York, NY 10005.

         WHEREAS, on March 31, 2000, the Company issued to First Venture Leasing, LLC, a Delaware limited liability company ("First Ventures"), a warrant (the "Original Warrant") to purchase 500,000 shares of the Company's common stock, $1.00 par value (the "Common Stock");

         WHEREAS, on March 31, 2000, First Venture assigned all of its right, title and interest to purchase 168,000 shares of Common Stock (the "Warrant") under the Original Warrant to Holder in accordance with a properly executed Notice of Transfer signed by First Venture, Holder and the Company in accordance with the terms of the Original Warrant; and

         WHEREAS, the Company never issued a new certificate evidencing the Warrant to Holder; and

         WHEREAS, the Company has agreed to issue and sell this Note to Holder in consideration of First Venture surrendering the Original Warrant to the Company for cancellation and Holder's agreement to cancel the Warrant.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company hereby issues this Note to Holder on the terms and conditions set forth herein:

         The Company hereby promises to pay to Holder or its permitted assigns, the principal amount of One Million Eight Hundred Forty-Eight Thousand Dollars ($1,848,000), together with interest on the principal amount hereof outstanding from time to time accrued at a rate per annum equal to eight percent (8%), calculated on the basis of a 365 day year (the "Note Interest Rate"), from and after the date hereof, compounded on a monthly basis and payable quarterly on the last business day of each December, March, June and September during such time as this Note remains outstanding, in whole or in part, beginning on December 29, 2000. Subject to Section 6 hereof, the outstanding principal amount of this Note, together with all accrued and unpaid interest thereon, shall be payable on October 6, 2005 (the "SCHEDULED REPAYMENT DATE") unless this Note shall have been previously converted in full pursuant to Section 1 hereof. All payments under this Note shall be payable, at the Holder's sole discretion, either at the principal offices of the Company or by wire transfer to an account designated by the Holder to the Company at least two (2) business days prior to the scheduled payment date. At any time after October 6, 2001, the Holder shall have the right to demand payment, in whole or in part, of the outstanding principal amount of this Note, together with all accrued and unpaid interest thereon, upon thirty (30) days prior written notice to the Company. At any time after the closing sales price of the Common Stock equals or exceeds $6.00 per share for a period of twenty (20) consecutive trading days, the Company may, at its option, prepay at any time thereafter, in whole or in part, the outstanding principal amount of this Note, together will all accrued and unpaid interest thereon, prior to the Scheduled Repayment Date upon providing Holder sixty (60) days prior written notice, which notice shall set forth the prepayment date (the "EARLY PREPAYMENT DATE") and the principal amount, including all accrued interest thereon, to be prepaid. Prior to the Early Prepayment Date, the Holder may continue to exercise its Conversion Right as set forth in Section 1 hereof.

         The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

         1. CONVERSION. (a) The Holder shall have the right at any time, in its sole discretion, to convert all or any part of the then outstanding principal amount of, and accrued and unpaid interest under, this Note (the "CONVERSION RIGHT") into such number of shares of Common Stock (the "SHARES") as shall be obtained by dividing (i) the portion of such outstanding principal amount and accrued and unpaid interest with respect to which the Conversion Right is then being exercised by (ii) $3.25 (as adjusted for any stock splits, stock dividends and/or recapitalizations after the date hereof) (the "CONVERSION PRICE").

         (b) The Holder shall be entitled to exercise the Conversion Right upon written notice to the Company of its intention to so exercise, in the form attached hereto as Exhibit A (the "Conversion Notice"), given at least five (5) calendar days prior to the effective date of such exercise.

               (c) The Conversion Right may be exercised for, at the Holder's sole discretion, the full amount, or less than the full amount, of the then outstanding principal amount of, and accrued and unpaid interest under, this Note. Upon any such partial exercise, the Company at its expense will forthwith issue to Holder a new Note or Notes of like tenor in the amount of principal and accrued and unpaid interest as to which the Conversion Right has not been exercised, such Note or Notes to be issued in the name of the Holder.

         2. ISSUANCE OF CONVERSION STOCK. Within one (1) business day after the applicable date of conversion of this Note under Section 1, the Company at its expense will cause to be issued in the name of and delivered to the Holder of this Note, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the reasonable opinion of legal counsel of the Company). No fractional shares will be issued upon conversion of this Note. If upon any conversion of this Note a fraction of a share would otherwise result, then in lieu of such fractional share the Company will pay the cash value of that fractional share, calculated on the basis of the Conversion Price.

         3. REGISTRATION STATEMENT. Within 120 days following the date hereof, the Company shall file with the Securities and Exchange Commission a registration statement covering the sale or other distribution of all shares of Common Stock issuable upon exercise of the Conversion Right. If such registration statement is not filed within 120 days following the date hereof, then (anything in this Note to the contrary notwithstanding) the Note Interest Rate shall increase by one percent (1%) per annum, prospectively, for each thirty (30) day period, or portion thereof, following such 120 day period, during which such registration statement remains unfiled; provided, however, that in no event shall the Note Interest Rate exceed a maximum of twelve percent (12%) per annum. The Company shall use its best efforts to cause such registration statement to be declared effective as soon as practicable thereafter. The Company shall use its best efforts to keep such registration statement effective until the earlier of (i) the repayment in full of, and the payment of all accrued interest under, this Note, or (ii) such time as the Shares issuable upon conversion of this Note could be sold pursuant to Rule 144(k) as promulgated under the Act. The Company and Holder each agree to take such action as is reasonably requested by the other party to give effect to the intention of the provisions set forth in this Section 3 and to comply with the Act, the rules and regulations promulgated thereunder or other applicable securities laws and regulations.

         4. REPRESENTATIONS AND WARRANTIES.

               4.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

               (a) This Note has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

               (b) If at the time of any conversion of this Note, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect such conversion of this Note, then the Company will take such corporate action as may, in the reasonable opinion of its legal counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares of Common Stock as shall be sufficient for such purpose. The Company shall at all times reserve for issuance a sufficient number of shares of authorized Common Stock sufficient to effect the conversion in full of this Note.

               (c) No consent, approval or authorization of any third party is required for the execution, delivery and performance of this Note by the Company which has not been received, and the execution, delivery and performance of this Note do not and will not violate, conflict with, result in a violation or breach of, or constitute a default under, any law, rule, regulation or judicial or administrative decision to which the Company may be subject, the Company's Certificate of Incorporation or By-Laws, or any indenture, agreement or instrument to which the Company or any of its property is subject, or which would create a mortgage, pledge, lien, charge, debenture, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security (hereinafter a "Lien") or restriction of any kind upon the Company or any of its property or revenues.

               (d) All shares of Common Stock issued upon the conversion of this Note shall be validly issued, fully paid and non-assessable.

               4.2. REPRESENTATIONS AND WARRANTIES OF HOLDER.

               (a) The Holder has all necessary power and authority to execute and deliver this Note, to perform its obligations under this Note and to consummate the transactions contemplated by this Note. The execution and delivery of this Note and the consummation by the Holder of the transactions contemplated hereby have been duly and validly authorized by all necessary action, and no other proceedings on the part of the Holder are necessary to authorize this Note or to consummate the transactions contemplated hereby. This Note constitutes a legal, valid and binding obligation of the Holder, enforceable against it in accordance with its terms.

               (b) The Holder has legal, valid, beneficial and exclusive title to the Warrant, free and clear of all encumbrances other than those imposed by the Act.

               (c) The undersigned represents and warrants that it is an "accredited investor" as that term is described in Rule 501 of Regulation D of the Act.

               (d) The undersigned understands that this Note and the Shares have not been registered under the Act or under any applicable state securities laws, but are offered pursuant to an exemption from registration under the Act.

               (e) The undersigned understands and agrees that this Note and the Shares will be restricted securities and that any and all certificates representing this Note and the Shares will bear a restrictive legend indicating that: (1) this Note and the Shares have not been registered under the Act; and
(2) that this Note and the Shares are subject to restrictions on transfer and resale and may not be transferred or resold except as permitted by the Act, and applicable state securities laws, pursuant to registration or exemption therefrom. The undersigned understands that for these and other reasons the undersigned may not be able to liquidate an investment in this Note or the Shares for an indefinite period.

               (f) Unless specifically provided for herein, the undersigned understands that this Note and the Shares may not be mortgaged, pledged, hypothecated or otherwise transferred or offered to be so transferred without an effective registration statement for this Note or Shares under the Act, and the regulations promulgated pursuant thereto and any applicable state securities law (unless exempt therefrom), and without compliance with the requirements set forth herein.

               (g) The undersigned represents and warrants that the undersigned is purchasing the securities for the undersigned's own account and not as nominee for, on behalf of, for the beneficial interest of, or with the intention to transfer to, any other person, trust, or other entity, for long-term investment, and without the intention of reselling or redistributing the securities.

               (h) The undersigned is informed of the significance to the Company of the foregoing representations, and such representations are made with the intention that the Company will rely on them.

         5. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Note does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of' this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause such Holder to be a stockholder of the Company for any purpose.

         6. DEFAULT. The Company will be in default if any of the following happens:

               (a) failure of the Company to pay any part of the principal of this Note as and when due, or any interest hereunder within ten (10) calendar days after the due date thereof;

               (b) any default in the performance of any other obligation of the Company hereunder, which default is not cured within a thirty (30) day period after the Holder has given the Company written notice of such default;

               (c) any adjudicated default in the performance of any other obligation of the Company in excess of $500,000, which default is not cured within thirty (30) days after the date of such adjudication (provided, the Company agrees to promptly notify Holder of any third party claim alleging a default in the Company's performance of its obligations, which claim is in excess of $100,000); or

               (d) (i) a receiver is appointed for the Company or its property or the Company is liquidated or dissolved, (ii) the Company makes an assignment for the benefit of its creditors or (iii) any proceeding is commenced by, for or against the Company under any bankruptcy, insolvency or debtor's relief law for the purpose of seeking a reorganization of the Company's debts, and such proceeding is not dismissed within ninety (90) calendar days of its commencement;

         whereupon, in each and every such case, the Holder of this Note may by notice in writing to the Company declare all or any part of the unpaid principal balance and accrued interest thereon then outstanding hereunder to be forthwith due and payable, whereupon the same shall immediately become due and payable, and the Holder of this Note may proceed to enforce payment of such outstanding balance or part thereof in such manner as said Holder may elect.

         7. ACKNOWLEDGEMENT. Holder acknowledges and agrees that upon its acceptance of this Note, the Warrant will be cancelled and no longer be of any force or effect.

         8. WAIVER AND AMENDMENT. This Note may be extended, and any term of this Note may be amended, and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder. Upon the effectiveness of any such action, the Company will promptly give written notice thereof to the Holder.

         9. ASSIGNMENT. No party shall assign or transfer all or any part of this Note, or any interest therein, without the prior written consent of the other party. The rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, heirs, administrators and permitted assigns of the parties.

         10. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation, any certificate of designations or bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

         11. HEADINGS. The headings in this Note are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

         12. NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the President of the Company at its principal corporate offices as set forth in the introductory paragraph hereof. Any notice required to be given or delivered to the Holder shall be in writing and addressed to the Holder at the address indicated for the Holder in the introductory paragraph hereof or to such other address as such party may designate in writing from time to time to the Company. All notices properly addressed shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile or telecopier, with confirmed answerback.

         13. GOVERNING LAW AND JURISDICTION. This Note shall be construed and enforced in accordance with, and governed by, the internal laws of the State of New York applicable to contracts entered into between residents of that state and to be wholly performed in that state. Each of the parties hereto irrevocably consents and submits to the exclusive jurisdiction and venue of any court within the Borough of Manhattan, City of New York, State of New York, in connection with any matter based upon or arising out of this Note or the matters contemplated herein, and hereby waives any objection thereto based on forum non conveniens or any other legal or equitable doctrine.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its name as of the date first above written.


QUENTRA NETWORKS, INC.                         OMEGA CAPITAL PARTNERS, L.P.
                                               BY: OMEGA ASSOCIATES, LLC,
                                                   GENERAL PARTNER


By: /s/ Timothy G. Atkinson                    By: /s/ David Bloom
    -----------------------------                  ----------------------------
Name:  Timothy G. Atkinson                     Name: David Bloom
Title: General Counsel                         Its:  Member

                                    EXHIBIT A

                              NOTICE OF CONVERSION

                   [To be signed only upon conversion of Note]

To:   QUENTRA NETWORKS, INC.


         The undersigned, the Holder of the within Note, hereby elects to convert [ALL/$_____] of the principal and accrued and unpaid interest thereon into ___________ shares of Common Stock of Quentra Networks, Inc., such conversion to be effective on _________ __, 200_, as provided for therein.

         In converting this Note, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon such conversion are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of any such securities except under circumstances that will not result in a violation of applicable federal and state securities laws.

         Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


Dated:
      ----------------------------               ------------------------------
                                                 NAME



                                                 By:
                                                    ---------------------------
                                                    (Signature must conform in
                                                    all respects to name of
                                                    Holder as specified on the
                                                    face of the Note)

Address:


-------------------------

-------------------------

-------------------------

                                   SCHEDULE A

         The Company also issued Convertible Promissory Notes (the "Notes") to the following holders, which Notes are the same in all material respects expect for the information set forth below:


                                                                       Amount of Convertible
              Name of Holder                        Number of Shares      Promissory Note
-----------------------------------------------     ----------------   ---------------------
Omega Institutional Partners, L.P.                             7,400      $        81,400
-----------------------------------------------      ---------------      ---------------
Omega Capital Investors, L.P.                                 15,100      $       166,100
-----------------------------------------------      ---------------      ---------------
Omega Overseas Partners, Ltd.                                150,400      $     1,654,400
-----------------------------------------------      ---------------      ---------------
The Common Fund                                               17,100      $       188,100
-----------------------------------------------      ---------------      ---------------
HH Manased Account 5 Limited                                   4,400      $        48,400
-----------------------------------------------      ---------------      ---------------
Beta Equities, Inc.                                           89,900      $       988,900
-----------------------------------------------      ---------------      ---------------
Goldman Sachs & Co. Profit Sharing Master                     19,100      $       210,100
-----------------------------------------------      ---------------      ---------------
Citi Omega Ltd.                                                6,000      $        66,000
-----------------------------------------------      ---------------      ---------------
Ministers & Missionaries Benefit Board of                     22,600      $       248,600
American Baptist Churches
-----------------------------------------------      ---------------      ---------------
TOTAL                                                        332,000      $     3,652,000
===============================================      ===============      ===============